EXHIBIT 10.47

CERTIFICATE OF ADJUSTMENT
8% SENIOR CONVERTIBLE NOTE

I, Renay Cude, am the Secretary of ZAP, a California corporation (the “Company”), and am duly authorized to execute and deliver this Certificate on behalf of the Company.

Pursuant to Section 4(e)(iv) of that certain 8% Senior Convertible Note (the “Note”) dated December 5, 2006 in favor of Gemini Master Fund, Ltd., in the amount of _______________, this Certificate constitutes notice of adjustment of certain provisions of the Note as a consequence of the declaration by the Company of a ten percent (10%) common stock dividend to common shareholders of record on February 15, 2007, payable February 28, 2007 (the “Effective Date”).  Capitalized terms are used herein as defined in the Note.  As of the Effective Date:

(1)	The Conversion Price as set forth in Section 1 of the Note shall become Ninety and Nine-tenths Cents ($0.909).

(2)	The Floor Price as set forth in Section 1 of the Note shall become Sixty-eight and Two-tenths Cents ($0.682).

I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

Executed this 30th day of April, 2007 at Santa Rosa, California.

________________________________ Renay Cude, Secretary